UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOHU.COM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

        June 18, 2010

Dear Sohu.com Stockholders:

On April 30, 2010, we filed a proxy statement for Sohu.com Inc.’s annual meeting (the “Annual Meeting”) of stockholders, scheduled for today, Friday, June 18, 2010 at 10:00 AM Beijing time. Our stockholders voted at the Annual Meeting today to adjourn the meeting to Friday, July 2, 2010 at 10:00 AM Beijing time to allow time for our stockholders to consider new information concerning Proposal III in the proxy statement: approval of our 2010 Stock Incentive Plan (the “Plan”).

Shortly before the meeting, it came to our attention that a report (the “ISS Report”) published by RiskMetrics Group/ISS Proxy Advisory Services USA (“RiskMetrics”) regarding the Annual Meeting contains a recommendation to vote “Against” Proposal III in our proxy statement, based entirely on false and misleading statements made in the ISS Report.

The ISS Report states falsely that the Plan “expressly” permits repricing of options and other awards under the Plan without a vote of our stockholders. As Sohu’s founder, CEO and Chairman, and as a fellow stockholder, I can assure you on behalf of Sohu that, directly contrary to what is stated in the ISS Report, the Plan in fact expressly prohibits repricing of options and other awards without a vote of stockholders, and that Sohu will never engage in any repricing of awards granted under the Plan without a stockholder vote. We are disappointed that RiskMetrics Group has not yet corrected the errors in the ISS Report, but we continue to hope that it will do so.

For the adjourned meeting, we again are asking our stockholders to consider and act upon the following matters, as described in our proxy statement as supplemented by this letter:

1)	To elect two directors, who shall serve for a two-year term or until their earlier death, resignation or removal;

2)	To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the fiscal year ending December 31, 2010;

3)	To approve the Sohu.com Inc. 2010 Stock Incentive Plan; and

4)	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

I urge you to vote:

“FOR” the election of each of Dr. Edward B. Roberts and Dr. Zhonghan Deng;

“FOR” ratification of the selection of PricewaterhouseCoopers as independent auditors; and

“FOR” approval of the Sohu.com Inc. 2010 Stock Incentive Plan.

Sincerely,

/S/ CHARLES ZHANG
Charles Zhang
Chief Executive Officer